UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 DeGuigne Drive P.O. Box 3453 Sunnyvale, California 94088 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed, on March 1, 2009, Spansion Inc. (the “Company”), Spansion Technology LLC, Spansion LLC, Cerium Laboratories LLC and Spansion International, Inc. (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors continued to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On April 16, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming and approving the Debtors’ Second Amended Joint Plan of Reorganization Dated April 7, 2010 (As Amended) (including all exhibits thereto, and as modified by the Confirmation Order, the “Plan”). A summary of the material features of the Plan, including the related rights offering (the “Rights Offering”) and financing arrangements, is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2010.

On May 10, 2010 (the “Effective Date”), the Plan became effective. The events described below occurred as a result of the consummation of the Plan.

Item 3.02.     Unregistered Sales of Equity Securities.

On the Effective Date, the Company reserved for issuance 46,247,760 unregistered shares of the Company’s Class A Common Stock, par value $0.001 per share, to satisfy the allowed claims of certain unsecured creditors, as specified in the Plan (the “Reserved Shares”).

As of December 27, 2012, the Company had issued and distributed an aggregate of 40,074,362 of the Reserved Shares to holders of certain allowed unsecured claims and the holders of the senior notes of Spansion LLC (collectively, the “Prior Distributions”).

On December 28, 2012, the Company issued and distributed an additional 3,031,789 Reserved Shares to holders of certain allowed unsecured claims and the holders of the senior notes of Spansion LLC as part of the twenty-first distribution to such holders as provided in the Plan (the “Twenty-First Distribution” and together with the Prior Distributions, the “Distributions”). The Twenty- First Distribution consisted of 1,235,442 shares distributed to U.S. Bank National Association AS, as trustee of the senior notes of Spansion LLC, of which 197,672 shares will be cancelled; 881,602 shares distributed to holders of certain other allowed unsecured claims; and 914,745 shares distributed to Spansion LLC in connection with certain purchased claims, all 914,745 shares of which will be cancelled.  Simultaneously, the Company cancelled an additional 2,087,734 Reserved Shares it received as part of its settlement with Tessera.

Supplemental distributions of the remaining 1,053,875 unregistered shares reserved for issuance will take place on at least a quarterly basis, provided, with certain exceptions, that the Company has at least 100,000 shares of Reserved Shares available for distribution.

The shares of Class A Common Stock issued as part of the Distributions are and, when issued, the remaining 1,053,875 Reserved Shares will be, exempt from registration requirements of the Securities Act of 1933, as amended, in reliance on Section 1145 of the Bankruptcy Code.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPANSION INC.

Date: December 28, 2012	By:	/s/ Scot A. Griffin
	Name:	Scot A. Griffin
	Title:	Senior Vice President, General Counsel